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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): October 1, 2001


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                                    CRAY INC.
             (Exact name of registrant as specified in its charter)
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             Washington                   0-26820              93-0962605
   (State or other jurisdiction of      (Commission         (I.R.S. Employer
    incorporation or organization)      File Number)       Identification No.)

                        411 First Avenue South, Suite 600
                             Seattle, WA 98104-2860
                    (Address of principal executive offices)



Registrant's telephone number, including area code:           (206) 701-2000
Registrant's facsimile number, including area code:           (206) 701-2500


                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

                  On October 1, 2001, the Restated Bylaws of the Company were amended to increase the number of authorized directors to ten and to make the position of Chairman of the Board an executive officer position.

                  On October 1, Michael P. Haydock, age 50, became President and Chief Executive Officer of the Company and a Director of the Company. James E. Rottsolk continues as Chairman of the Board and a Director.

                  Prior to joining the Company, Mr. Haydock had held several management positions with IBM Corporation, which he joined in 1989. Most recently he was Vice President, Sell & Support Solutions, a part of IBM's Global Services business unit; from 1997 to 2000, he was Vice President, Business Intelligence Consulting & Services, and from 1995 to 1997, he was Managing Principal, Business Intelligence Consulting & Services, Europe-Middle East-Africa. From 1977 through 1989, Mr. Haydock held a number of management marketing and sales positions with Control Data Corporation. Mr. Haydock received B.S. and M.S. degrees from Florida Atlantic University.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Exhibits.

         3.1      Amended and Restated By-laws, as amended through October 1,
                  2001


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             CRAY INC.


                                             By: /s/ KENNETH W. JOHNSON
                                                     Kenneth W. Johnson
                                                     Vice President -- Finance
October 10, 2001

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